                                                               Sub-Item 77Q1(e)

                            MEMORANDUM OF AGREEMENT
                            (ADVISORY FEE WAIVERS)

   This Memorandum of Agreement is entered into as of the effective date on the attached Exhibit A and B (each an "Exhibit" or, collectively the "Exhibits"), between AIM Counselor Series Trust (Invesco Counselor Series Trust), AIM Equity Funds (Invesco Equity Funds), AIM Funds Group (Invesco Funds Group), AIM Growth Series (Invesco Growth Series), AIM International Mutual Funds (Invesco International Mutual Funds), AIM Investment Funds (Invesco Investment Funds), AIM Investment Securities Funds (Invesco Investment Securities Funds), AIM Sector Funds (Invesco Sector Funds), AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), AIM Treasurer's Series Trust (Invesco Treasurer's Series Trust), AIM Variable Insurance Funds (Invesco Variable Insurance Funds), Invesco California Municipal Income Trust, Invesco California Municipal Securities, Invesco California Quality Municipal Securities, Invesco High Yield Investments Fund, Inc., Invesco Municipal Income Opportunities Trust, Invesco Municipal Income Opportunities Trust II, Invesco Municipal Income Opportunities Trust III, Invesco Municipal Premium Income Trust, Invesco New York Quality Municipal Securities, Invesco Quality Municipal Income Trust, Invesco Quality Municipal Investment Trust, Invesco Quality Municipal Securities, Invesco Value Municipal Bond Trust, Invesco Value Municipal Income Trust, Invesco Value Municipal Securities, Invesco Value Municipal Trust, and Short-Term Investments Trust (each a "Trust" or, collectively, the "Trusts"), on behalf of the funds listed on the Exhibits to this Memorandum of Agreement (the "Funds"), and Invesco Advisers, Inc. ("Invesco"). Invesco shall and hereby agrees to waive fees of the Funds, on behalf of their respective classes as applicable, severally and not jointly, as indicated in the Exhibits.

   For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Invesco agrees that until at least the expiration date set forth on Exhibit A (the "Expiration Date") and with respect to those Funds listed on the Exhibit, Invesco will waive its advisory fees at the rate set forth on the Exhibit.

   For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and Invesco agree as follows:

    1. Invesco agrees that until the expiration date, if any, of the commitment set forth on the attached Exhibit B occurs, as such Exhibit B is amended from time to time, Invesco will waive advisory fees payable by an Investing Fund (defined below) in an amount equal to 100% of the net advisory fee Invesco receives on the Uninvested Cash (defined below) from the Affiliated Money Market Fund (defined below) in which the Investing Fund invests (the "Waiver").

       i. Invesco's Fund Accounting Group will calculate, and apply, the Waiver monthly, based upon the average investment of Uninvested Cash made by the Investing Fund during the previous month in an Affiliated Money Market Fund.

       ii.The Waiver will not apply to those Investing Funds that do not charge an advisory fee, either due to the terms of their advisory agreement, or as a result of contractual or voluntary fee waivers.

      iii.The Waiver will not apply to cash collateral for securities lending.

       For purposes of the paragraph above, the following terms shall have the following meanings:

       (a)"Affiliated Money Market Fund" - any existing or future Trust that holds itself out as a money market fund and complies with Rule 2a-7 under the Investment Company Act of 1940, as amended;

       (b)"Investing Fund" - any Fund investing Cash Balances and/or Cash Collateral in an Affiliated Money Market Fund; and

       (c)"Uninvested Cash" - cash available and uninvested by a Trust that may result from a variety of sources, including dividends or interest received on portfolio securities, unsettled securities transactions, strategic reserves, matured investments, proceeds from liquidation of investment securities, dividend payments, or new investor capital.

    2. Neither a Trust nor Invesco may remove or amend the Waiver to a Trust's detriment prior to requesting and receiving the approval of the Board of Trustee of the applicable Fund's Trust to remove or amend such Waiver. Invesco will not have any right to reimbursement of any amount so waived.

   The Boards of Trustees and Invesco may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Invesco will not have any right to reimbursement of any amount so waived or reimbursed.

   Subject to the foregoing paragraphs, Invesco agrees to review the then-current waivers for each class of the Funds listed on the Exhibits on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trusts and Invesco have agreed to continue them. The Exhibits will be amended to reflect any such agreement.

   It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust.

   IN WITNESS WHEREOF, each of the Trusts, on behalf of itself and its Funds listed in Exhibit A and B to this Memorandum of Agreement, and Invesco have entered into this Memorandum of Agreement as of the Effective Date on the attached Exhibits.

       AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)
       AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)
       AIM FUNDS GROUP (INVESCO FUNDS GROUP)
       AIM GROWTH SERIES (INVESCO GROWTH SERIES)
       AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS) AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)
       AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS) AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)
       AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)
       AIM TREASURER'S SERIES TRUST (INVESCO TREASURER'S SERIES TRUST)
       AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS) INVESCO CALIFORNIA MUNICIPAL INCOME TRUST
       INVESCO CALIFORNIA MUNICIPAL SECURITIES
       INVESCO CALIFORNIA QUALITY MUNICIPAL SECURITIES
       INVESCO HIGH YIELD INVESTMENTS FUND, INC.
       INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST
       INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST II
       INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST III
       INVESCO MUNICIPAL PREMIUM INCOME TRUST
       INVESCO NEW YORK QUALITY MUNICIPAL SECURITIES
       INVESCO QUALITY MUNICIPAL INCOME TRUST
       INVESCO QUALITY MUNICIPAL INVESTMENT TRUST
       INVESCO QUALITY MUNICIPAL SECURITIES
       INVESCO VALUE MUNICIPAL BOND TRUST

       INVESCO VALUE MUNICIPAL INCOME TRUST
       INVESCO VALUE MUNICIPAL SECURITIES
       INVESCO VALUE MUNICIPAL TRUST
       SHORT-TERM INVESTMENTS TRUST
       on behalf of the Funds listed in the Exhibit to this Memorandum of Agreement


       By:     /s/ John M. Zerr
               --------------------------
       Title:  Senior Vice President

       INVESCO ADVISERS, INC.

       By:     /s/ John M. Zerr
               --------------------------
       Title:  Senior Vice President

                         EXHIBIT A TO ADVISORY FEE MOA
                         -----------------------------

                                                                                              EFFECTIVE EXPIRATION
AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)                  WAIVER DESCRIPTION                     DATE       DATE
---------------------------------------  ---------------------------------------------------- --------- ----------
     Invesco Constellation Fund          Invesco will waive advisory fees to the extent
                                         necessary so that advisory fees Invesco receives do
                                         not exceed the annualized rates listed below.        3/27/2006 12/31/2012
                                         0.695% of the first $250M
                                         0.615% of the next $4B
                                         0.595% of the next $750M
                                         0.57% of the next $2.5B
                                         0.545% of the next $2.5B
                                         0.52% of the excess over $10B

AIM TREASURER'S SERIES TRUST (INVESCO                                                       EFFECTIVE EXPIRATION
TREASURER'S SERIES TRUST)                               WAIVER DESCRIPTION                    DATE       DATE
-------------------------------------    -------------------------------------------------- --------- ----------
Premier Portfolio                        Invesco will waive advisory fees in the amount of
                                         0.07% of the Fund's average daily net assets       2/1/2011  12/31/2012
Premier U.S. Government Money Portfolio  Invesco will waive advisory fees in the amount of
                                         0.07% of the Fund's average daily net assets       2/1/2011  12/31/2012

                                  EXHIBIT "B"

          AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

PORTFOLIO                                              EFFECTIVE DATE    COMMITTED UNTIL
---------                                             ------------------ ---------------
Invesco California Tax-Free Income Fund               February 12, 2010  June 30, 2013
Invesco Core Plus Bond Fund                             June 2, 2009     June 30, 2013
Invesco Equally-Weighted S&P 500 Fund                 February 12, 2010  June 30, 2013
Invesco Floating Rate Fund                              July 1, 2007     June 30, 2013
Invesco S&P 500 Index Fund                            February 12, 2010  June 30, 2013
Invesco Global Real Estate Income Fund                  July 1, 2007     June 30, 2013
Invesco U.S. Quantitative Core Fund                     July 1, 2007     June 30, 2013
Invesco Van Kampen American Franchise Fund            February 12, 2010  June 30, 2013
Invesco Van Kampen Equity and Income Fund             February 12, 2010  June 30, 2013
Invesco Van Kampen Growth and Income Fund             February 12, 2010  June 30, 2013
Invesco Van Kampen Pennsylvania Tax Free Income Fund  February 12, 2010  June 30, 2013
Invesco Van Kampen Small Cap Growth Fund              February 12, 2010  June 30, 2013

                    AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

       PORTFOLIO                          EFFECTIVE DATE COMMITTED UNTIL
       ---------                          -------------- ---------------
       Invesco Charter Fund               July 1, 2007    June 30, 2013
       Invesco Constellation Fund         July 1, 2007    June 30, 2013
       Invesco Disciplined Equity Fund    July 14, 2009   June 30, 2013
       Invesco Diversified Dividend Fund  July 1, 2007    June 30, 2013
       Invesco Summit Fund                July 1, 2007    June 30, 2013

                     AIM FUNDS GROUP (INVESCO FUNDS GROUP)

    FUND                                      EFFECTIVE DATE COMMITTED UNTIL
    ----                                      -------------- ---------------
    Invesco European Small Company Fund        July 1, 2007   June 30, 2013
    Invesco Global Core Equity Fund            July 1, 2007   June 30, 2013
    Invesco International Small Company Fund   July 1, 2007   June 30, 2013
    Invesco Small Cap Equity Fund              July 1, 2007   June 30, 2013

                   AIM GROWTH SERIES (INVESCO GROWTH SERIES)

    FUND                                    EFFECTIVE DATE   COMMITTED UNTIL
    ----                                   ----------------- ---------------
    Invesco Convertible Securities Fund    February 12, 2010  June 30, 2013
    Invesco Global Quantitative Core Fund    July 1, 2007     June 30, 2013
    Invesco Mid Cap Core Equity Fund         July 1, 2007     June 30, 2013
    Invesco Small Cap Growth Fund            July 1, 2007     June 30, 2013
    Invesco Van Kampen Leaders Fund        February 12, 2010  June 30, 2013
    Invesco Van Kampen U.S. Mortgage Fund  February 12, 2010  June 30, 2013

      AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)

  FUND                                        EFFECTIVE DATE  COMMITTED UNTIL
  ----                                        --------------- ---------------
  Invesco Asia Pacific Growth Fund             July 1, 2007   June 30, 2013
  Invesco European Growth Fund                 July 1, 2007   June 30, 2013
  Invesco Global Growth Fund                   July 1, 2007   June 30, 2013
  Invesco Global Opportunities Fund           August 1, 2012  June 30, 2013
  Invesco Global Select Companies Fund        August 1, 2012  June 30, 2013
  Invesco Global Small & Mid Cap Growth Fund   July 1, 2007   June 30, 2013
  Invesco International Growth Fund            July 1, 2007   June 30, 2013
  Invesco International Core Equity Fund       July 1, 2007   June 30, 2013

                AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

FUND                                               EFFECTIVE DATE    COMMITTED UNTIL
----                                              ------------------ ---------------
Invesco Balanced-Risk Allocation Fund*              May 29, 2009     June 30, 2013
Invesco Balanced-Risk Commodity Strategy Fund**   November 29, 2010  June 30, 2013
Invesco China Fund                                  July 1, 2007     June 30, 2013
Invesco Commodities Strategy Fund***              February 12, 2010  June 30, 2013
Invesco Developing Markets Fund                     July 1, 2007     June 30, 2013
Invesco Emerging Markets Equity Fund                May 11, 2011     June 30, 2013
Invesco Emerging Market Local Currency Debt Fund    June 14, 2010    June 30, 2013
Invesco Endeavor Fund                               July 1, 2007     June 30, 2013
Invesco Global Advantage Fund                     February 12, 2010  June 30, 2013
Invesco Global Health Care Fund                     July 1, 2007     June 30, 2013
Invesco International Total Return Fund             July 1, 2007     June 30, 2013
Invesco Pacific Growth Fund                       February 12, 2010  June 30, 2013
Invesco Premium Income Fund                       December 13, 2011  June 30, 2013
Invesco Small Companies Fund                        July 1, 2007     June 30, 2013

     AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)

  FUND                                     EFFECTIVE DATE    COMMITTED UNTIL
  ----                                    ------------------ ---------------
  Invesco Dynamics Fund                     July 1, 2007     June 30, 2013
  Invesco Global Real Estate Fund           July 1, 2007     June 30, 2013
  Invesco High Yield Fund                   July 1, 2007     June 30, 2013
  Invesco High Yield Securities Fund      February 12, 2010  June 30, 2013
  Invesco Limited Maturity Treasury Fund    July 1, 2007     June 30, 2013
  Invesco Money Market Fund                 July 1, 2007     June 30, 2013
  Invesco Municipal Bond Fund               July 1, 2007     June 30, 2013
  Invesco Real Estate Fund                  July 1, 2007     June 30, 2013
  Invesco Short Term Bond Fund              July 1, 2007     June 30, 2013
  Invesco U.S. Government Fund              July 1, 2007     June 30, 2013
  Invesco Van Kampen Corporate Bond Fund  February 12, 2010  June 30, 2013

--------
* Advisory fees to be waived by Invesco for Invesco Balanced-Risk Allocation Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund I, Ltd. invests.
** Advisory fees to be waived by Invesco for Invesco Balanced-Risk Commodity
   Strategy Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund III, Ltd. invests.
***Advisory fees to be waived by Invesco for Invesco Commodities Strategy Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund II, Ltd. Invests.

                                                               Sub-Item 77Q1(e)

                    AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

 FUND                                          EFFECTIVE DATE   COMMITTED UNTIL
 ----                                         ----------------- ---------------
 Invesco Energy Fund                            July 1, 2007     June 30, 2013
 Invesco Gold & Precious Metals Fund            July 1, 2007     June 30, 2013
 Invesco Leisure Fund                           July 1, 2007     June 30, 2013
 Invesco Technology Fund                        July 1, 2007     June 30, 2013
 Invesco Technology Sector Fund               February 12, 2010  June 30, 2013
 Invesco Utilities Fund                         July 1, 2007     June 30, 2013
 Invesco Value Fund                           February 12, 2010  June 30, 2013
 Invesco Van Kampen American Value Fund       February 12, 2010  June 30, 2013
 Invesco Van Kampen Comstock Fund             February 12, 2010  June 30, 2013
 Invesco Van Kampen Mid Cap Growth Fund       February 12, 2010  June 30, 2013
 Invesco Van Kampen Small Cap Value Fund      February 12, 2010  June 30, 2013
 Invesco Van Kampen Value Opportunities Fund  February 12, 2010  June 30, 2013

                AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

FUND                                               EFFECTIVE DATE   COMMITTED UNTIL
----                                              ----------------- ---------------
Invesco Tax-Exempt Cash Fund                        July 1, 2007     June 30, 2013
Invesco Tax-Free Intermediate Fund                  July 1, 2007     June 30, 2013
Invesco Van Kampen High Yield Municipal Fund      February 12, 2010  June 30, 2013
Invesco Van Kampen Intermediate Term Municipal
  Income Fund                                     February 12, 2010  June 30, 2013
Invesco Van Kampen Municipal Income Fund          February 12, 2010  June 30, 2013
Invesco Van Kampen New York Tax Free Income Fund  February 12, 2010  June 30, 2013

        AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

FUND                                               EFFECTIVE DATE   COMMITTED UNTIL
----                                              ----------------- ---------------
Invesco V.I. Balanced-Risk Allocation Fund****    December 22, 2010  June 30, 2013
Invesco V.I. Core Equity Fund                       July 1, 2007     June 30, 2013
Invesco V.I. Diversified Income Fund                July 1, 2007     June 30, 2013
Invesco V.I. Diversified Dividend Fund            February 12, 2010  June 30, 2013
Invesco V.I. Equally-Weighted S&P 500 Fund        February 12, 2010  June 30, 2013
Invesco V.I. Global Core Equity Fund              February 12, 2010  June 30, 2013
Invesco V.I. Global Health Care Fund                July 1, 2007     June 30, 2013
Invesco V.I. Global Real Estate Fund                July 1, 2007     June 30, 2013
Invesco V.I. Government Securities Fund             July 1, 2007     June 30, 2013
Invesco V.I. High Yield Fund                        July 1, 2007     June 30, 2013
Invesco V.I. High Yield Securities Fund           February 12, 2010  June 30, 2013
Invesco V.I. International Growth Fund              July 1, 2007     June 30, 2013
Invesco V.I. Mid Cap Core Equity Fund               July 1, 2007     June 30, 2013
Invesco V.I. Money Market Fund                      July 1, 2007     June 30, 2013
Invesco V.I. S&P 500 Index Fund                   February 12, 2010  June 30, 2013
Invesco V.I. Small Cap Equity Fund                  July 1, 2007     June 30, 2013
Invesco V.I. Technology Fund                        July 1, 2007     June 30, 2013
Invesco V.I. Utilities Fund                         July 1, 2007     June 30, 2013
Invesco Van Kampen V.I. American FranchiseFund    February 12, 2010  June 30, 2013
Invesco Van Kampen V.I. Comstock Fund             February 12, 2010  June 30, 2013
Invesco Van Kampen V.I. Equity and Income Fund    February 12, 2010  June 30, 2013
Invesco Van Kampen V.I. Growth and Income Fund    February 12, 2010  June 30, 2013
Invesco Van Kampen V.I. Mid Cap Growth Fund       February 12, 2010  June 30, 2013
Invesco Van Kampen V.I. American Value Fund       February 12, 2010  June 30, 2013
Invesco Van Kampen V.I. Value Opportunities Fund    July 1, 2007     June 30, 2013

--------
**** Advisory fees to be waived by Invesco for Invesco V.I. Balanced-Risk
     Allocation Fund also include an amount equal to advisory fees that Invesco receives from any money market fund or similarly pooled cash equivalent investment vehicle advised by Invesco and/or Invesco's affiliates in which Invesco Cayman Commodity Fund IV, Ltd. invests.

                         SHORT-TERM INVESTMENTS TRUST

      FUND                               EFFECTIVE DATE  COMMITTED UNTIL
      ----                               --------------  ---------------
      Government TaxAdvantage Portfolio  July 1, 2007    June 30, 2013
      STIC Prime Portfolio               July 1, 2007    June 30, 2013
      Treasury Portfolio                 July 1, 2007    June 30, 2013

                               CLOSED-END FUNDS

FUND                                               EFFECTIVE DATE  COMMITTED UNTIL
----                                               --------------  ---------------
Invesco California Insured Municipal Income Trust  June 1, 2010    June 30, 2013
Invesco California Municipal Securities            June 1, 2010    June 30, 2013
Invesco California Quality Municipal Securities    June 1, 2010    June 30, 2013
Invesco High Yield Investments Fund, Inc.          June 1, 2010    June 30, 2013
Invesco Municipal Income Opportunities Trust       June 1, 2010    June 30, 2013
Invesco Municipal Income Opportunities Trust II    June 1, 2010    June 30, 2013
Invesco Municipal Income Opportunities Trust III   June 1, 2010    June 30, 2013
Invesco Municipal Premium Income Trust             June 1, 2010    June 30, 2013
Invesco New York Quality Municipal Securities      June 1, 2010    June 30, 2013
Invesco Quality Municipal Income Trust             June 1, 2010    June 30, 2013
Invesco Quality Municipal Investment Trust         June 1, 2010    June 30, 2013
Invesco Quality Municipal Securities               June 1, 2010    June 30, 2013
Invesco Value Municipal Bond Trust                 June 1, 2010    June 30, 2013
Invesco Value Municipal Income Trust               June 1, 2010    June 30, 2013
Invesco Value Municipal Securities                 June 1, 2010    June 30, 2013
Invesco Value Municipal Trust                      June 1, 2010    June 30, 2013

                                                               Sub-Item 77Q1(e)

                             SUB-ADVISORY CONTRACT

   This contract is made as of August 27, 2012, by and among Invesco Advisers, Inc. (the "Adviser") and each of Invesco Asset Management Deutschland GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Hong Kong Limited; Invesco Senior Secured Management, Inc. and Invesco Canada Ltd., (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

   WHEREAS:

      A) The Adviser has entered into an investment advisory agreement with Invesco Municipal Income Opportunities Trust a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      B) The Adviser is authorized to delegate certain, any or all of its rights, duties and obligations under investment advisory agreements to sub-advisers, including sub-advisers that are affiliated with the Adviser;

      C) Each Sub-Adviser represents that it is registered with the U.S. Securities and Exchange Commission ("SEC") as an investment adviser under the Investment Advisers Act of 1940 ("Advisers Act"), or will be so registered prior to providing any services to any of the Funds under this Contract, and engages in the business of acting as an investment adviser; and

      D) The Sub-Advisers and their affiliates have personnel in various locations throughout the world and have been formed in part for the purpose of researching and compiling information and recommendations on the economies of various countries and securities of issuers located in such countries or on various types of investments and investment techniques, and providing investment advisory services in connection therewith.

   NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. Appointment. The Adviser hereby appoints each Sub-Adviser as a sub-adviser of the Trust for the period and on the terms set forth herein. Each Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

      2. Duties as Sub-Adviser. Subject to paragraph 7 below, the Adviser may, in its discretion, appoint each Sub-Adviser to perform one or more of the following services with respect to all or a portion of the investments of the Trust. The services and the portion of the investments of the Trust to be advised or managed by each Sub-Adviser shall be as agreed upon from time to time by the Adviser and the Sub-Advisers. Each Sub-Adviser shall pay the salaries and fees of all personnel of such Sub-Adviser performing services for the Trust related to research, statistical and investment activities.

      (a) Investment Advice. If and to the extent requested by the Adviser, each Sub-Adviser shall provide investment advice to the Trust and the Adviser with respect to all or a portion of the investments of the Trust or with respect to various investment techniques, and in connection with such advice shall furnish the Trust and the Adviser with such factual information, research reports and investment recommendations as the Adviser may reasonably require.

      (b) Order Execution. If and to the extent requested by the Adviser, each Sub-Adviser shall place orders for the purchase and sale of portfolio securities or other investments for the Trust. In so doing, each Sub-Adviser agrees that it shall comply with paragraph 3 below.

      (c) Discretionary Investment Management. If and to the extent requested by the Adviser, each Sub-Adviser shall, subject to the supervision of the Trust's Board of Trustees (the "Board") and the Adviser, manage all or a portion of the investments of the Trust in accordance with the investment objectives, policies and limitations provided in the Trust's Registration Statement and such other limitations as the Trust or the Adviser may impose with respect to the Trust by notice to the applicable Sub-Adviser(s) and otherwise in accordance with paragraph 5 below. With respect to the portion of the investments of the Trust under its management, each Sub-Adviser is authorized to: (i) make investment decisions on behalf of the Trust with regard to any stock, bond, other security or investment instrument, including but not limited to foreign currencies, futures, options and other derivatives, and with regard to borrowing money; (ii) place orders for the purchase and sale of securities or other investment instruments with such brokers and dealers as the Sub-Adviser may select; and (iii) upon the request of the Adviser, provide additional investment management services to the Trust, including but not limited to managing the Trust's cash and cash equivalents and lending securities on behalf of the Trust. In selecting brokers or dealers to execute trades for the Trust, each Sub-Adviser will comply with its written policies and procedures regarding brokerage and trading, which policies and procedures shall have been approved by the Board. All discretionary investment management and any other activities of each Sub-Adviser shall at all times be subject to the control and direction of the Adviser and the Board.

      3. Broker-Dealer Relationships. Each Sub-Adviser agrees that, in placing orders with brokers and dealers, it will attempt to obtain the best net result in terms of price and execution. Consistent with this obligation, each Sub-Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who sell shares of the Trust or provide the Trust, the Adviser's other clients, or a Sub-Adviser's other clients with research, analysis, advice and similar services. Each Sub-Adviser may pay to brokers and dealers, in return for such research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to such Sub-Adviser determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser and such Sub-Adviser to the Trust and their other clients and that the total commissions or spreads paid by the Trust will be reasonable in relation to the benefits to the Trust over the long term. In no instance will portfolio securities be purchased from or sold to a Sub-Adviser, or any affiliated person thereof, except in accordance with the applicable securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever a Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Trust and one or more other accounts advised by such Sub-Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account.

      4. Books and Records. Each Sub-Adviser will maintain all required books and records with respect to the securities transactions of the Trust, and will furnish the Board and the Adviser with such periodic and special reports as the Board or the Adviser reasonably may request. Each Sub-Adviser hereby agrees that all records which it maintains for the

   Adviser are the property of the Adviser, and agrees to preserve for the periods prescribed by applicable law any records which it maintains for the Adviser and which are required to be maintained, and further agrees to surrender promptly to the Adviser any records which it maintains for the Adviser upon request by the Adviser.

      5. Further Duties.

      (a) In all matters relating to the performance of this Contract, each Sub-Adviser will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Trust and with the instructions and directions of the Adviser and the Board and will comply with the requirements of the 1940 Act, the rules, regulations, exemptive orders and no-action positions thereunder, and all other applicable laws and regulations.

      (b) Each Sub-Adviser shall maintain compliance procedures for the Trust that it and the Adviser reasonably believe are adequate to ensure compliance with the federal securities laws (as defined in Rule 38a-1 under the 1940
   Act) and the investment objective(s) and policies as stated in the Trust's prospectuses and statements of additional information. Each Sub-Adviser at its expense will provide the Adviser or the Fund's Chief Compliance Officer with such compliance reports relating to its duties under this Contract as may be requested from time to time. Notwithstanding the foregoing, each Sub-Adviser will promptly report to the Adviser any material violations of the federal securities laws (as defined in Rule 38a-1 under the 1940 Act) that it is or should be aware of or of any material violation of the Sub-Adviser's compliance policies and procedures that pertain to the Trust.

      (c) Each Sub-Adviser at its expense will make available to the Board and the Adviser at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Adviser and the Sub-Adviser, by telephone, in order to review the investment policies, performance and other investment related information regarding the Trust and to consult with the Board and the Adviser regarding the Trust's investment affairs, including economic, statistical and investment matters related to the Sub-Adviser's duties hereunder, and will provide periodic reports to the Adviser relating to the investment strategies it employs. Each Sub-Adviser and its personnel shall also cooperate fully with counsel and auditors for, and the Chief Compliance Officer of, the Adviser and the Trust.

      (d) Each Sub-Adviser will assist in the fair valuation of portfolio securities held by the Trust. The Sub-Adviser will use its reasonable efforts to provide, based upon its own expertise, and to arrange with parties independent of the Sub-Adviser such as broker-dealers for the provision of, valuation information or prices for securities for which prices are deemed by the Adviser or the Trust's administrator not to be readily available in the ordinary course of business from an automated pricing service. In addition, each Sub-Adviser will assist the Trust and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Trust at such times as the Adviser shall reasonably request, including but not limited to, the hours after the close of a securities market and prior to the daily determination of the Trust's net asset value per share.

      (e) Each Sub-Adviser represents and warrants that it has adopted a code of ethics meeting the requirements of Rule 17j-1 under the 1940 Act and the requirements of Rule 204A-1 under the Advisers Act and has provided the Adviser and the Board a copy of such code of ethics, together with evidence of its adoption, and will promptly provide copies of any changes thereto, together with evidence of their adoption. Upon request of the Adviser, but in any event no less frequently than annually, each Sub-Adviser will supply the Adviser a written report that (A) describes any issues arising under the code of ethics or procedures since the Sub-Adviser's last report, including but not limited to material violations of the code of ethics or procedures and sanctions imposed in response to the material violations; and (B) certifies that the procedures contained in the Sub-Adviser's code of ethics are reasonably designed to prevent "access persons" from violating the code of ethics.

      (f) Upon request of the Adviser, each Sub-Adviser will review draft reports to shareholders and other documents provided or available to it and provide comments on a timely basis. In addition, each Sub-Adviser and each officer and portfolio manager thereof designated by the Adviser will provide on a timely basis such certifications or sub-certifications as the Adviser may reasonably request in order to support and facilitate certifications required to be provided by the Trust's Principal Executive Officer and Principal Financial Officer and will adopt such disclosure controls and procedures in support of the disclosure controls and procedures adopted by the Trust as the Adviser, deems are reasonably necessary.

      (g) Unless otherwise directed by the Adviser or the Board, each Sub-Adviser will vote all proxies received in accordance with the Adviser's proxy voting policy or, if the Sub-Adviser has a proxy voting policy approved by the Board, the Sub-Adviser's proxy voting policy. Each Sub-Adviser shall maintain and shall forward to the Trust or its designated agent such proxy voting information as is necessary for the Trust to timely file proxy voting results in accordance with Rule 30b1-4 under the 1940 Act.

      (h) Each Sub-Adviser shall provide the Trust's custodian on each business day with information relating to all transactions concerning the assets of the Trust and shall provide the Adviser with such information upon request of the Adviser.

      6. Services Not Exclusive. The services furnished by each Sub-Adviser hereunder are not to be deemed exclusive and such Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of a Sub-Adviser, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

      7. Use of Subsidiaries and Affiliates. Each Sub-Adviser may perform any or all of the services contemplated hereunder, including but not limited to providing investment advice to the Trust pursuant to paragraph 2(a) above and placing orders for the purchase and sale of portfolio securities or other investments for the Trust pursuant to paragraph 2(b) above, directly or through such of its subsidiaries or other affiliates, including each of the other Sub-Advisers, as such Sub-Adviser shall determine; provided, however, that performance of such services through such subsidiaries or other affiliates shall have been approved, when required by the 1940 Act, by
   (i) a vote of a majority of the independent Trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of a party to this Contract, other than as Board members ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and/or (ii) a vote of a majority of that Trust's outstanding voting securities.

      8. Compensation.

      (a) The only fees payable to the Sub-Advisers under this Contract are for providing discretionary investment management services pursuant to paragraph 2(c) above. For such services, the Adviser will pay each Sub-Adviser a fee, computed daily and paid monthly, equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of the Trust as to which the Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(c) above for that month divided by the net assets of the Trust for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. This fee shall be reduced to reflect contractual or voluntary fee waivers or expense limitations by the Adviser, if any, in effect from time to time as set forth in paragraph 9 below. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Contract exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust, as reduced to reflect contractual or voluntary fee waivers or expense limitations by the Adviser, if any.

      (b) If this Contract becomes effective or terminates before the end of any month, the fees for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

      (c) If a Sub-Adviser provides the services under paragraph 2(c) above to the Trust for a period that is less than a full month, the fees for such period shall be prorated according to the proportion which such period bears to the applicable full month.

      9. Fee Waivers and Expense Limitations. If, for any fiscal year of the Trust, the amount of the advisory fee which such Trust would otherwise be obligated to pay to the Adviser is reduced because of contractual or voluntary fee waivers or expense limitations by the Adviser, the fee payable to each Sub-Adviser pursuant to paragraph 8 above shall be reduced proportionately; and to the extent that the Adviser reimburses the Trust as a result of such expense limitations, such Sub-Adviser shall reimburse the Adviser that proportion of such reimbursement payments which the fee payable to each Sub-Adviser pursuant to paragraph 8 above bears to the advisory fee payable to the Adviser pursuant to its advisory agreement with the Trust.

      10. Limitation of Liability of Sub-Adviser and Indemnification. No Sub-Adviser shall be liable for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Trust in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of such Sub-Adviser in the performance by such Sub-Adviser of its duties or from reckless disregard by such Sub-Adviser of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of a Sub-Adviser, who may be or become a Trustee, officer, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting with respect to any business of the Trust, to be rendering such service to or acting solely for the Trust and not as an officer, partner, employee, or agent or one under the control or direction of such Sub-Adviser even though paid by it.

      11. Duration and Termination.

      (a) This Contract shall become effective with respect to each Sub-Adviser upon the later of the date hereabove written and the date that such Sub-Adviser is registered with the SEC as an investment adviser under the Advisers Act, if a Sub-Adviser is not so registered as of the date hereabove written; provided, however, that this Contract shall not take effect with respect to the Trust unless it has first been approved (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Trust's outstanding voting securities, when required by the 1940 Act.

      (b) Unless sooner terminated as provided herein, this Contract shall continue in force and effect until two years after its effective date determined in 11(a). Thereafter, if not terminated, this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Trust's Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Trust.

      (c) Notwithstanding the foregoing, with respect to the Trust or any Sub-Adviser(s), this Contract may be terminated at any time, without the payment of any penalty, (i) by vote of the Fund's Board or by a vote of a majority of the outstanding voting securities of the Trust on sixty days' written notice to such Sub-Adviser(s); or (ii) by the Adviser on sixty days' written notice to such Sub-Adviser(s); or (iii) by a Sub-Adviser on sixty days' written notice to the Trust. Should this Contract be terminated with respect to a Sub-Adviser, the Adviser shall assume the duties and responsibilities of such Sub-Adviser unless and until the Adviser appoints another Sub-Adviser to perform such duties and responsibilities. Termination of this Contract with respect to one or more Sub-Adviser(s) shall not affect the continued effectiveness of this Contract with respect to any remaining Sub-Adviser(s). This Contract will automatically terminate in the event of its assignment.

      12. Amendment. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and, when required by the 1940 Act, no amendment of this Contract shall be effective until approved by vote of a majority of the Trust's outstanding voting securities.

      13. Notices. Any notices under this Contract shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and the Adviser shall be 1555 Peachtree Street, N.E., Atlanta, Georgia 30309. Until further notice to the other party, it is agreed that the address of each Sub-Adviser shall be set forth in Exhibit I attached hereto.

      14. Governing Law. This Contract shall be construed in accordance with the laws of the State of Texas and the 1940 Act. To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

      15. Multiple Sub-Advisory Agreements. This Contract has been signed by multiple parties; namely the Adviser, on one hand, and each Sub-Adviser, on the other. The parties have signed one document for administrative convenience to avoid a multiplicity of documents. It is understood and agreed that this document shall constitute a separate sub-advisory agreement between the Adviser and each Sub-Adviser with respect to the Trust, as if the Adviser and such Sub-Adviser had executed a separate sub-advisory agreement naming such Sub-Adviser as a sub-adviser to the Trust. With respect to any one Sub-Adviser, (i) references in this Contract to "a Sub-Adviser" or to "each Sub-Adviser" shall be deemed to refer only to such Sub-Adviser, and (ii) the term "this Contract" shall be construed according to the foregoing provisions.

      16. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Any question of interpretation of any term or provision of this Contract having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Contract is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

   IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                          INVESCO ADVISERS, INC.

                                          Adviser

                                          BY:     /s/ John M. Zerr
                                                  ------------------------------
                                          NAME:   John M. Zerr
                                          TITLE:  Senior Vice President

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH                   INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser                                                 Sub-Adviser

By: /s/ Christian Puschmann    /s/ Jens Langewand           By: /s/ G. J. Proudfoot
    ------------------------------------------------            -------------------------------------------------
Name:  Christian Puschmann         Jens Langewand           Name:  G. J. Proudfoot
Title: Managing Director           Managing Director        Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED                    INVESCO AUSTRALIA LIMITED

Sub-Adviser                                                 Sub-Adviser

By: /s/ Masakazu Hasegawa                                   By:  /s/ Nick Burrell    /s/ Mick O'Brien
    ------------------------------------------------            -------------------------------------------------
Name:  Masakazu Hasegawa                                    Name:  Nick Burrell          Mick O'Brien
Title: Managing Director                                    Title: Co Secretary          Chief Executive Officer

INVESCO HONG KONG LIMITED                                   INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser                                                 Sub-Adviser

By: /s/ Fanny Lee      /s/ Gracie Liu                       By: /s/ Jeffrey H. Kupor
    ------------------------------------------------            -------------------------------------------------
Name:  Fanny Lee           Gracie Liu                       Name:  Jeffrey H. Kupor
Title: Director            Director                         Title: Secretary & General Counsel

INVESCO CANADA LTD.

Sub-Adviser

By: /s/ Eric Adelson
    ------------------------------------------------
Name:  Eric Adelson
Title: Senior Vice President; Head of
       Legal-Canada; CCO; and Secretary

                                   EXHIBIT I

                           ADDRESSES OF SUB-ADVISERS

Invesco Asset Management Deutschland GmbH
An der Welle 5, 1st Floor
Frankfurt, Germany 60322

Invesco Asset Management Limited
30 Finsbury Square
London, United Kingdom
EC2A 1AG
ENGLAND

Invesco Asset Management (Japan) Limited
25th Floor, Shiroyama Trust Tower
3-1, Toranoman 4-chome, Minato-Ku
Tokyo, Japan 105-6025

Invesco Australia Limited
333 Collins Street, Level 26
Melbourne Victoria 3000, Australia

Invesco Hong Kong Limited
32nd Floor
Three Pacific Place
1 Queen's Road East
Hong Kong

Invesco Senior Secured Management, Inc.
1166 Avenue of the Americas, 27th Floor
New York, NY 10036
USA

Invesco Canada Ltd.
5140 Yonge Street
Suite 900
Toronto, ON, M2N 6X7

                                                               Sub-Item 77Q1(g)

                         AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is adopted as of this 2nd day of July, 2012 by and among (i) each of the Invesco closed-end registered investment companies identified as a Merging Fund on Exhibit A hereto, each a Delaware statutory trust (each a "Merging Fund"); (ii) each of the Invesco closed-end registered investment companies identified as a Surviving Fund on Exhibit A hereto, each a Delaware statutory trust (each a "Surviving Fund");
and (iii) Invesco Advisers, Inc. ("IAI"). The predecessor to each Merging Fund, each a Massachusetts business trust except the predecessor to the Invesco High Yield Investment Fund, Inc., which is a Maryland corporation (each a "Predecessor Merging Fund"), and the predecessor to each Surviving Fund, each a Massachusetts business trust (each a "Predecessor Surviving Fund"), joins this agreement solely for the purposes of making the representations in paragraph
4.1 or 4.2, as applicable, and agreeing to be bound by paragraphs 5.1(a), 5.1(b), 5.1(d) and 5.1(i). Each Merging Fund and Surviving Fund are together referred to herein as the "Funds" and each Predecessor Merging Fund and Predecessor Surviving Fund are referred to individually as a "Predecessor Fund."

   WHEREAS, each Merging Fund and each Surviving Fund is a closed-end, registered investment company of the management type; and

   WHEREAS, this Agreement is intended to be and is adopted as a "plan of reorganization" with respect to each Merger (as defined below) within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a); and

   WHEREAS, each merger will consist of the merger of a Merging Fund into its corresponding Surviving Fund, as set forth on Exhibit A, pursuant to the provisions of the Delaware Statutory Trust Act, 12 Del. C. Section 3801, et seq. (the "DSTA"), and will have the consequences described in Section 1.2 below (each such transaction, a "Merger" and collectively, the "Mergers"); and

   WHEREAS, a condition precedent to each Merger is the redomestication of the Predecessor Merging Fund and the Predecessor Surviving Fund from a Massachusetts business trust or Maryland corporation, as applicable, to a Delaware statutory trust, which will include the transfer of all of the Predecessor Fund's assets and assumption of all of the Predecessor Fund's liabilities by the applicable Fund in exchange for the issuance by such Fund to the Predecessor Fund of shares of beneficial interest of the Fund and the distribution of those shares to the Predecessor Fund's shareholders (each a "Redomestication");

   WHEREAS, the Boards of Trustees of each Surviving Fund and of each Merging Fund have determined that the Merger is in the best interests of the Surviving Fund and the Merging Fund, respectively, and the interests of the shareholders of the Surviving Fund and the Merging Fund will not be diluted as a result of the Merger;

   NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1. DESCRIPTION OF THE MERGERS

   1.1. It is the intention of the parties hereto that each Merger described herein shall be conducted separately from the others, and a party that is not a party to a Merger shall incur no obligations, duties or liabilities, nor make any representations, warranties or covenants, with respect to such Merger by reason of being a party to this Agreement. If any one or more Mergers should fail to be consummated, such failure shall not affect the other Mergers in any way.

   1.2. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, with respect to each Merging Fund and its corresponding Surviving Fund, at the Closing Time (as defined below), the Merging Fund shall be merged with and into the Surviving Fund, the separate existence of the Merging Fund as a Delaware Statutory Trust and registered investment company shall cease, and the Surviving Fund will be the surviving entity for all purposes, including accounting purposes and for purposes of presenting investment performance history.

   1.3. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined below), the applicable parties shall cause the Merger to be consummated by filing a certificate of merger (a "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with
Section 3815 of the DSTA. The Merger shall become effective at 9:15 a.m. Eastern Time, as shall be specified in a Certificate of Merger duly filed with the Secretary of the State of Delaware, or at such later date or time as the parties shall agree and specify in the Certificate of Merger (the "Closing Time").

   1.4. As a result of operation of the applicable provisions of the DSTA, the following events occur simultaneously at the Closing Time, except as otherwise provided herein:

      (a) all of the assets, property, goodwill, rights, privileges, powers and franchises of the Merging Fund, including, without limitation, all cash, securities, commodities and futures interests, claims (whether absolute or contingent, known or unknown, accrued or unaccrued and including, without limitation, any interest in pending or future legal claims in connection with past or present portfolio holdings, whether in the form of class action claims, opt-out or other direct litigation claims, or regulator or government-established investor recovery fund claims, and any and all resulting recoveries), dividends or interest receivable, deferred or prepaid expenses shown as an asset on the books of the Merging Fund on the Closing Date, goodwill, contractual rights, originals or copies of all books and records of the Merging Fund and all intangible property that is owned by the Merging Fund (collectively, the "Merging Fund Assets") shall vest in the Surviving Fund, and all of the liabilities, debts, obligations, restrictions and duties of the Merging Fund (whether known or unknown, absolute or contingent, accrued or unaccrued and including, without limitation, any liabilities of the Merging Fund to indemnify the trustees or officers of the Merging Fund or any other persons under the Merging Fund's Declaration of Trust or otherwise, and including all liabilities, debts, obligations, restrictions and duties of the Predecessor Fund assumed by the Merging Fund pursuant to the Redomestication) (collectively, the "Merging Fund Liabilities") shall become the liabilities, debts, obligations, restrictions and duties of the Surviving Fund;

      (b) Merging Fund common shares of beneficial interest (the "Merging Fund Common Shares") shall be converted into Surviving Fund common shares of beneficial interest (the "Surviving Fund Common Shares") and Merging Fund preferred shares of beneficial interest, if any (the "Merging Fund Preferred Shares"), shall be converted into Surviving Fund preferred shares of beneficial interest (the "Surviving Fund Preferred Shares"). Prior to the Closing Time or as soon as practicable thereafter, the Surviving Fund will open shareholder accounts on the share ledger records of the Surviving Fund in the names of and in the amounts due to the shareholders of the Merging Fund Common Shares and Merging Fund Preferred Shares (if any) based on their respective holdings in the Merging Fund as of the close of business on the Valuation Date, as more fully described in Section 3 below;

      (c) At the Closing Time, the agreement and declaration of trust and bylaws of the Surviving Fund in effect immediately prior to the Closing Time shall continue to be the agreement and declaration of trust and bylaws of the Surviving Fund, until and unless thereafter amended in accordance with their respective terms;

      (d) From and after the Closing Time, the trustees and officers of the Surviving Fund shall continue to be the trustees and officers of the combined Merging Fund and Surviving Fund, and such trustees and officers shall serve for such terms as are provided in the agreement and declaration of trust and the bylaws of the Surviving Fund; and

      (e) From and after the Closing Time, the Surviving Fund's investment objectives, strategies, policies and restrictions shall continue to be the investment objectives, strategies, policies and restrictions of the combined Merging Fund and Surviving Fund.

2. VALUATION

   2.1. Computations of value in connection with the Closing (as defined below) of each Merger shall be as of immediately after the close of regular trading on the New York Stock Exchange ("NYSE"), which shall reflect the declaration of any dividends, on the business day immediately preceding the Closing Date (the "Valuation Date").

   2.2. All computations of value of the Merging Fund, the Merging Fund Common Shares, the Merging Fund Preferred Shares (if any), the Merging Fund Assets and the Merging Fund Liabilities shall be made using the Merging Fund's valuation procedures established by the Merging Fund's Board of Trustees. All computations of value of the Surviving Fund, the Surviving Fund Common Shares, the Surviving Fund Preferred Shares (if any) and the Surviving Fund's assets and liabilities shall be made using the Surviving Fund's valuation procedures established by the Surviving Fund's Board of Trustees.

3. CLOSING AND CLOSING DATE

   3.1. Each Merger shall close on August 27, 2012 or such other date as the parties may agree with respect to any or all Mergers (the "Closing Date"). All acts taking place at the closing of a Merger (the "Closing") shall be deemed to take place simultaneously as of the Closing Time unless otherwise agreed to by the parties. In the event that on the Valuation Date or the Closing

Date (a) the NYSE or another primary trading market for portfolio securities of the Merging Fund (each, an "Exchange") shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Trustees of the Merging Fund or the corresponding Surviving Fund or the authorized officers of either of such entities, accurate appraisal of the value of the net assets of the Surviving Fund or the Merging Fund, respectively, is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

   3.2. With respect to each Merger:

      (a) The Merging Fund's portfolio securities, investments or other assets that are represented by a certificate or other written instrument shall be transferred and delivered by the Merging Fund as of the Closing Date, or as soon as reasonably practicable thereafter, to the Surviving Fund's custodian for the account of the Surviving Fund, duly endorsed in proper form for transfer and in such condition as to constitute good delivery thereof.

      (b) No later than the Closing, the Merging Fund shall provide the Surviving Fund or its transfer agent with the names, addresses, dividend reinvestment elections and tax withholding status of the Merging Fund shareholders as of the Valuation Date and the information and documentation maintained by the Merging Fund or its agents relating to the identification and verification of the Merging Fund shareholders under the USA PATRIOT Act and other applicable anti-money laundering laws, rules and regulations and such other information as the Surviving Fund may reasonably request. The Surviving Fund and its transfer agent shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, information or documentation, but shall, in each case, assume that such instruction, information or documentation is valid, proper, correct and complete.

      (c) The Surviving Fund shall issue and deliver to the Merging Fund a confirmation evidencing the Surviving Fund Common Shares and Surviving Fund Preferred Shares, if any, to be credited on the Closing Date, or provide other evidence satisfactory to the Merging Fund that such shares have been credited to the Merging Fund shareholders' accounts on the books of the Surviving Fund.

      (d) Surviving Fund Common Shares of an aggregate net asset value equal to the aggregate net asset value of the Merging Fund Common Shares shall be issued by the Surviving Fund to the holders of the Merging Fund Common Shares in exchange for all of the Merging Fund Common Shares. The aggregate net asset value of such shares shall be determined as set forth in Section 2 above.

      (e) Surviving Fund Preferred Shares of an aggregate liquidation preference equal to the aggregate liquidation preference of the Merging Fund Preferred Shares shall be issued by the Surviving Fund to the holders of the Merging Fund Preferred Shares, if any, in exchange for all of the Merging Fund Preferred Shares. The terms of the

   Surviving Fund Preferred Shares shall be substantially the same as the terms of the Merging Fund Preferred Shares.

      (f) The Surviving Fund shall not issue certificates representing Surviving Fund Common Shares in connection with the Merger. Any certificates representing ownership of Merging Fund Common Shares that remain outstanding at the Closing Time shall be deemed to be cancelled by operation of law and shall no longer evidence ownership of the Merging Fund or its shares.

4. REPRESENTATIONS AND WARRANTIES

   4.1. Each Merging Fund and Predecessor Merging Fund represents and warrants to the corresponding Surviving Fund as follows:

      (a) The Merging Fund is duly formed as a statutory trust, validly existing, and in good standing under the laws of the State of Delaware with power under its agreement and declaration of trust and bylaws ("Governing Documents"), to own all of its Merging Fund Assets, to carry on its business as it is now being conducted and to enter into this Agreement and perform its obligations hereunder;

      (b) The Merging Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a closed-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect;

      (c) No consent, approval, authorization, or order of any court, governmental authority, the Financial Industry Regulatory Authority ("FINRA") or any stock exchange on which shares of the Merging Fund are listed is required for the consummation by the Merging Fund of the transactions contemplated herein, except such as have been or will be obtained (at or prior to the Closing Time);

      (d) The Merging Fund is not obligated under any provision of its Governing Documents and is not a party to any contract or other commitment or obligation, and is not subject to any order or decree, which would be violated by its execution or performance under this Agreement, except insofar as the Funds have mutually agreed to amend such contract or other commitment or obligation to cure any potential violation as a condition precedent to the Merger;

      (e) The Merging Fund is authorized to issue an unlimited number of Common Shares and an unlimited number of Preferred Shares and all of the issued and outstanding shares of beneficial interest of the Merging Fund are, and on the Closing Date will be, duly authorized and validly issued and outstanding, fully paid and non-assessable by the Merging Fund and no shareholder of the Merging Fund will have any preemptive right of subscription or purchase in respect thereof and, in every state where offered or sold, such offers and sales by the Merging Fund have been in compliance in all material respects with applicable registration and/or notice requirements of the Securities Act of 1933, as amended (the "1933 Act") and state and District of Columbia securities laws;

      (f) Except as otherwise disclosed to and accepted by or on behalf of the Surviving Fund, the Merging Fund will on the Closing Date have good title to the Merging Fund Assets and have full right, power and authority to sell, assign, transfer and deliver such Merging Fund Assets free of adverse claims, including any liens or other encumbrances, and upon delivery and payment for such Merging Fund Assets, the Surviving Fund will acquire good title thereto, free of adverse claims and subject to no restrictions on the full transfer thereof, including, without limitation, such restrictions as might arise under the 1933 Act, provided that the Surviving Fund will acquire Merging Fund Assets that are segregated as collateral for the Merging Fund's derivative positions, including, without limitation, as collateral for swap positions and as margin for futures positions, subject to such segregation and liens that apply to such Merging Fund Assets;

      (g) The financial statements of the Merging Fund for the Merging Fund's most recently completed fiscal year have been audited by the independent registered public accounting firm appointed by the Merging Fund's Board of Trustees. Such statements, as well as the unaudited, semi-annual financial statements for the semi-annual period next succeeding the Merging Fund's most recently completed fiscal year, if any, were prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") consistently applied, and such statements present fairly, in all material respects, the financial condition of the Merging Fund as of such date in accordance with GAAP;

      (h) The Merging Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of the Merging Fund's most recently completed fiscal year or half-year and those incurred in the ordinary course of the Merging Fund's business as an investment company since such date;

      (i) There are no material legal, administrative or other proceedings pending or, to the knowledge of the Merging Fund, threatened against the Merging Fund which assert liability or which may, if successfully prosecuted to their conclusion, result in liability on the part of the Merging Fund, other than as have been disclosed to the Surviving Fund;

      (j) The registration statement filed by the Surviving Fund on Form N-14, which includes, among other things, a proxy statement of the Merging Fund and a prospectus of the Surviving Fund with respect to the transactions contemplated herein (including the statement of additional information incorporated by reference therein, the "Joint Proxy Statement/Prospectus"), and any supplement or amendment thereto or to the documents included or incorporated by reference therein (collectively, as so amended or supplemented, the "N-14 Registration Statement"), on its effective date, at the time of the shareholders meeting called to vote on the proposals set forth in the Joint Proxy Statement/Prospectus and on the Closing Date, insofar as it relates to the Merging Fund, (i) complied or will comply in all material respects with the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act and the rules and regulations thereunder (ii) did not or will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Joint Proxy Statement/Prospectus, as of its date, at the time of the shareholders meeting called to vote on the proposals set forth therein and on the Closing Date, insofar as it relates to the Merging Fund, (i) complied or will comply in all material respects with the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement or the Joint Proxy Statement/Prospectus made in reliance upon and in conformity with information furnished by the Merging Fund for use in the N-14 Registration Statement or the Joint Proxy Statement/Prospectus.

      (k) On the Closing Date, all material Returns (as defined below) of the Merging Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes (as defined below) shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof. To the Merging Fund's knowledge, no such Return is currently under audit by any federal, state, local or foreign Tax authority; no assessment has been asserted with respect to such Returns; there are no levies, liens or other encumbrances on the Merging Fund or its assets resulting from the non-payment of any Taxes; no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in the Merging Fund financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements. As used in this Agreement, "Tax" or "Taxes" means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax. "Return" means reports, returns, information returns, elections, agreements, declarations, or other documents of any nature or kind (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto);

      (l) The Merging Fund has elected to be a "regulated investment company" under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. The Merging Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. The Merging Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (A) ensure continued qualification of the Merging Fund for treatment as a regulated investment company for tax purposes and (B) eliminate any tax liability of the Merging Fund arising by reason of undistributed investment company taxable income or net capital gain, the Merging Fund, before the Closing Date, will declare on or prior to the Valuation Date to the shareholders of the Merging Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (i) all of Merging Fund's investment company taxable income for the taxable year ended prior to the Closing Date and substantially all of such investment company taxable income for the final taxable year ending on the Closing Date (in each case determined without regard to any deductions for dividends paid); (ii) all of Merging Fund's net capital gain recognized in its taxable year ended prior to the Closing Date and substantially all of any such net capital gain recognized in such final taxable year (in each case after reduction for any capital loss carryover); and (iii) at least 90 percent of the excess, if any, of the Merging Fund's interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for the taxable year prior to the Closing Date and at least 90 percent of such net tax-exempt income for such final taxable year;

      (m) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Board of Trustees of the Merging Fund and, subject to the approval of the shareholders of the Funds and the due authorization, execution and delivery of this Agreement by IAI, this Agreement will constitute a valid and binding obligation of the Merging Fund enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

      (n) All of the issued and outstanding Merging Fund Common Shares were offered for sale and sold in conformity with all applicable federal and state securities laws.

      (o) The books and records of the Merging Fund are true and correct in all material respects and contain no material omissions with respect to information required to be maintained under the laws, rules and regulations applicable to the Merging Fund;

      (p) The Merging Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

      (q) The Merging Fund has no unamortized or unpaid organizational fees or expenses; and

      (r) There are no material contracts outstanding to which the Merging Fund is a party that have not been disclosed in the N-14 Registration Statement or that will not otherwise be disclosed to the Surviving Fund prior to the Closing Time.

   4.2. Each Surviving Fund and Predecessor Surviving Fund represents and warrants to the corresponding Merging Fund as follows:

      (a) The Surviving Fund is duly formed as a statutory trust, validly existing, and in good standing under the laws of the State of Delaware, with power under its agreement and declaration of trust, as amended (the "Agreement and Declaration of

   Trust"), to own all of its properties and assets and to carry on its business as it is now being, and as it is contemplated to be, conducted, and to enter into this Agreement and perform its obligations hereunder;

      (b) The Surviving Fund is registered under the 1940 Act as a closed-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect;

      (c) No consent, approval, authorization, or order of any court, governmental authority, FINRA or any stock exchange on which shares of the Surviving Fund are listed is required for the consummation by the Surviving Fund of the transactions contemplated herein, except such as have been or will be obtained (at or prior to the Closing Time);

      (d) The financial statements of the Surviving Fund for the Surviving Fund's most recently completed fiscal year have been audited by the independent registered public accounting firm appointed by the Surviving Fund's Board of Trustees. Such statements, as well as the unaudited, semi-annual financial statements for the semi-annual period next succeeding the Surviving Fund's most recently completed fiscal year, if any, were prepared in accordance with GAAP consistently applied, and such statements present fairly, in all material respects, the financial condition of the Surviving Fund as of such date in accordance with GAAP;

      (e) The Surviving Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of the Surviving Fund's most recently completed fiscal year or half-year and those incurred in the ordinary course of the Surviving Fund's business as an investment company since such date;

      (f) There are no material legal, administrative or other proceedings pending or, to the knowledge of Surviving Fund, threatened against Surviving Fund which assert liability or which may, if successfully prosecuted to their conclusion, result in liability on the part of Surviving Fund, other than as have been disclosed to the Merging Fund;

      (g) The N-14 Registration Statement, on its effective date, at the time of the shareholders meeting called to vote on the proposals set forth in the Joint Proxy Statement/Prospectus and on the Closing Date, (i) complied or will comply in all material respects with the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Joint Proxy Statement/Prospectus, as of its date, at the time of the shareholders meeting called to vote on the proposals set forth therein and on the Closing Date (i) complied or will comply in all material respects with the 1933 Act, the 1934 Act and the 1940 Act and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the

   N-14 Registration Statement or the Joint Proxy Statement/Prospectus made in reliance upon and in conformity with information furnished by the Merging Fund for use in the N-14 Registration Statement or the Joint Proxy Statement/Prospectus;

      (h) On the Closing Date, all material Returns of the Surviving Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof. To the Surviving Fund's knowledge, no such Return is currently under audit by any federal, state, local or foreign Tax authority; no assessment has been asserted with respect to such Returns; there are no levies, liens or other encumbrances on the Surviving Fund or its assets resulting from the non-payment of any Taxes; and no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in the Surviving Fund financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements;

      (i) The Surviving Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. The Surviving Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. The Surviving Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

      (j) All issued and outstanding Surviving Fund shares are, and on the Closing Date will be, duly authorized and validly issued and outstanding, fully paid and non-assessable by the Surviving Fund and, in every state where offered or sold, such offers and sales by the Surviving Fund have been in compliance in all material respects with applicable registration and/or notice requirements of the 1933 Act and state and District of Columbia securities laws or exemptions therefrom, and there will be a sufficient number of such shares registered under the 1933 Act or exempt from such registration and, as may be necessary, with applicable state securities commissions, to permit the issuances contemplated by this Agreement to be consummated;

      (k) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Board of Trustees of the Surviving Fund and subject to the approval of the shareholders of the Funds and the due authorization, execution and delivery of this Agreement by IAI, this Agreement will constitute a valid and binding obligation of the Surviving Fund enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

      (l) The Surviving Fund Common Shares and Surviving Fund Preferred Shares (if any) to be issued and delivered to the Merging Fund, for the account of the Merging Fund shareholders, pursuant to the terms of this Agreement, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued shares of the Surviving Fund, and will be fully paid and non-assessable by the Surviving Fund and no shareholder of the Surviving Fund will have any preemptive right of subscription or purchase in respect thereof;

      (m) The books and records of the Surviving Fund are true and correct in all material respects and contain no material omissions with respect to information required to be maintained under the laws, rules and regulations applicable to the Surviving Fund;

      (n) The Surviving Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code; and

      (o) The Surviving Fund has no unamortized or unpaid organizational fees or expenses for which it does not expect to be reimbursed by Invesco or its affiliates.

5. COVENANTS OF THE SURVIVING FUND AND THE MERGING FUND

   5.1. With respect to each Merger:

      (a) The Surviving Fund, the Merging Fund and the corresponding Predecessor Funds each: (i) will operate its business in the ordinary course and substantially in accordance with past practices between the date hereof and the Closing Date for the Merger, it being understood that such ordinary course of business may include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable, and (ii) shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of the Surviving Fund, the Merging Fund or the corresponding Predecessor Fund, as appropriate, in the ordinary course in all material respects.

      (b) Each Fund and Predecessor Fund agrees to mail to its shareholders of record entitled to vote at the meeting of shareholders at which action is to be considered regarding this Agreement, in sufficient time to comply with requirements as to notice thereof, the Joint Proxy Statement/Prospectus applicable to such Fund, to call a meeting of such shareholders and to take all other action necessary to obtain approval of the transactions contemplated herein.

      (c) The Merging Fund will provide the Surviving Fund with (1) a statement of the respective tax basis and holding period of all investments to be transferred by the Merging Fund to the Surviving Fund, (2) a copy (which may be in electronic form) of the shareholder ledger accounts including, without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares of beneficial interest held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with the Merging Fund with respect to each shareholder, for all of the shareholders of record of the Merging Fund as of the close of business on the Valuation Date, who are to become holders of the Surviving Fund as a result of the transfer of Merging Fund Assets, certified by its transfer agent or its President or Vice-President to the best of their knowledge and belief, (3) the tax books and records of the Merging Fund for purposes of preparing any Returns required by law to be filed for tax periods ending after the Closing Date, and (4) if reasonably requested by the Surviving Fund in writing, all FASB ASC 740-10-25 (formerly FIN 48) work papers and supporting statements pertaining to the Merging Fund. The foregoing information to be provided within such timeframes as is mutually agreed by the parties. The Merging Fund agrees to cooperate with the Surviving Fund in filing any Return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes. The Merging Fund agrees to retain for a period of seven (7) years following the Closing Date all Returns and work papers and all material records or other documents relating to tax matters for taxable periods ending on or before the Closing Date.

      (d) Subject to the provisions of this Agreement, the Surviving Fund, the Merging Fund and the corresponding Predecessor Funds will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

      (e) It is the intention of the parties that each Merger will qualify as a reorganization with the meaning of Section 368(a)(1)(A) of the Code. None of the parties to a Merger shall take any action or cause any action to be taken (including, without limitation the filing of any tax Return) that is inconsistent with such treatment or results in the failure of such Merger to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

      (f) Any reporting responsibility of the Merging Fund, including, but not limited to, the responsibility for filing regulatory reports, tax Returns relating to tax periods ending on or prior to the Closing Date (whether due before or after the Closing Date), or other documents with the SEC, any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Merging Fund, except as otherwise is mutually agreed by the parties.

      (g) The Merging Fund undertakes that if the Merger is consummated, it will file an application pursuant to Section 8(f) of the 1940 Act for an order declaring that the Merging Fund has ceased to be a registered investment company.

      (h) The Surviving Fund and Predecessor Surviving Fund shall use their reasonable best efforts to cause the Surviving Fund Common Shares to be issued in the Merger to be approved for listing on each of the stock exchanges on which the corresponding Merging Fund Common Shares are listed.

      (i) If the Merging Fund has outstanding Merging Fund Preferred Shares, the Surviving Fund shall use its reasonable best efforts to obtain a rating on the Surviving Fund Preferred Shares from at least one nationally recognized statistical rating organization ("NRSRO") and include in its governing documents terms relating to the Surviving Fund Preferred Shares that are either substantially the same as such terms included in the Governing Documents of the Merging Fund in respect of the Merging Fund Preferred Shares or substantially the same as such terms included in the Merging Fund Governing Documents except for such changes as required by any NRSRO rating the Surviving Fund Preferred Shares, prior to the Closing.

      (j) If the Merging Fund has outstanding Merging Fund Preferred Shares or the Surviving Fund has outstanding Surviving Fund Preferred Shares, the combined Merging Fund and Surviving Fund will satisfy all of its obligations set forth in the Surviving Fund's declaration of trust, statement of preferences of the Surviving Fund Preferred Shares, registration rights agreement relating to the Surviving Fund Preferred Shares and the Surviving Fund Preferred Shares certificate (including, without limitation, satisfaction of the effective leverage ratio and minimum asset coverage covenants set forth in its statement of preferences) immediately after Closing.

      (k) If the Merging Fund has outstanding Merging Fund Preferred Shares or the Surviving Fund has outstanding Surviving Fund Preferred Shares, immediately after closing the Surviving Fund Preferred Shares shall be rated at least AA-/Aa3 by each rating agency rating, at the request of the Surviving Fund, the Surviving Fund Preferred Shares.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE MERGING FUND

   6.1. With respect to each Merger, the obligations of the Merging Fund to consummate the transactions provided for herein shall be subject, at the Merging Fund's election, to the performance by the Surviving Fund of all of the obligations to be performed by it hereunder on or before the Closing Time, and, in addition thereto, the following conditions:

      (a) All representations and warranties of the Surviving Fund and the Predecessor Surviving Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

      (b) The Surviving Fund shall have delivered to the Merging Fund on the Closing Date a certificate executed in its name by its President or Vice President and Treasurer, in form and substance reasonably satisfactory to the Merging Fund and dated as of the Closing Date, to the effect that the representations and warranties of or with respect to the Surviving Fund and the Predecessor Surviving Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;

      (c) The Surviving Fund and the Predecessor Surviving Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Surviving Fund and the Predecessor Surviving Fund, on or before the Closing Date;

      (d) If the Merging Fund has outstanding Merging Fund Preferred Shares, the Surviving Fund shall have amended its governing documents to include terms relating to the Surviving Fund Preferred Shares that are either substantially identical to such terms included in the Governing Documents of the Merging Fund in respect of the Merging Fund Preferred Shares or substantially identical to such terms included in the Merging Fund Governing Documents except for such changes as required by any NRSRO rating the Surviving Fund Preferred Shares, and shall have obtained a rating on the Surviving Fund Preferred Shares from at least one NRSRO;

      (e) If the Surviving Fund has outstanding Surviving Fund Preferred Shares, immediately prior to Closing, the Surviving Fund Preferred Shares shall be rated at least AA-/Aa3 by each rating agency rating, at the request of the Surviving Fund; the Surviving Fund Preferred Shares; and

      (f) If the Surviving Fund has outstanding Surviving Fund Preferred Shares, the Surviving Fund shall have satisfied all of its obligations set forth in its declaration of trust, statement of preferences of the Surviving Fund Preferred Shares, registration rights agreement relating to the Surviving Fund Preferred Shares and the Surviving Fund Preferred Shares certificate (including, without limitation, satisfaction of the effective leverage ratio and minimum asset coverage covenants set forth in its statement of preferences) immediately prior to Closing.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SURVIVING FUND

   7.1. With respect to each Merger, the obligations of the Surviving Fund to consummate the transactions provided for herein shall be subject, at the Surviving Fund's election, to the performance by the Merging Fund of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

      (a) All representations and warranties of the Merging Fund and the Predecessor Merging Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

      (b) The Merging Fund shall have delivered an unaudited statement of assets and liabilities and an unaudited schedule of investments as of the Valuation Date (together the "Closing Financial Statements") for the purpose of determining the number of Surviving Fund Common Shares and the number of Surviving Fund Preferred Shares, if any, to be issued to the Merging Fund's common shareholders and preferred shareholders, if any, and the Closing Financial Statements will fairly present the financial position of the Merging Fund as of the Valuation Date in conformity with GAAP applied on a consistent basis;

      (c) The Merging Fund shall have delivered to the Surviving Fund on the Closing Date a certificate executed in its name by its President or Vice President and Treasurer, in form and substance reasonably satisfactory to the Surviving Fund and dated as of the Closing Date, to the effect that the representations and warranties of or with respect to the Merging Fund and the Predecessor Merging Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;

      (d) The Merging Fund and the Predecessor Merging Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Merging Fund and the Predecessor Merging Fund, on or before the Closing Date;

      (e) The Merging Fund shall have declared and paid or cause to be paid a distribution or distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of Merging Fund's investment company taxable income for the taxable year ended prior to the Closing Date and substantially all of such investment company taxable income for the final taxable year ending on the Closing Date (in each case determined without regard to any deductions for dividends paid); (ii) all of Merging Fund's net capital gain recognized in its taxable year ended prior to the Closing Date and substantially all of any such net capital gain recognized in such final taxable year (in each case after reduction for any capital loss carryover); and (iii) at least 90 percent of the excess, if any, of the Merging Fund's interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for the taxable year prior to the Closing Date and at least 90 percent of such net tax-exempt income for such final taxable year; and

      (f) If the Merging Fund has outstanding Merging Fund Preferred Shares, the Merging Fund shall have satisfied all of its obligations set forth in its declaration of trust, statement of preferences of the Merging Fund Preferred Shares, registration rights agreement relating to the Merging Fund Preferred Shares and the Merging Fund Preferred Shares certificate (including, without limitation, satisfaction of the effective leverage ratio and minimum asset coverage covenants set forth in its statement of preferences) immediately prior to Closing.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SURVIVING FUND AND THE MERGING FUND

   With respect to each Merger, if any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Merging Fund or the Surviving Fund, the Merging Fund or the Surviving Fund, respectively, shall, at its option, not be required to consummate the transactions contemplated for such Merger by this Agreement:

   8.1. The Agreement shall have been approved by the requisite vote of the holders of the outstanding Common Shares and Preferred Shares of each Fund, as set forth in the N-14 Registration Statement. Notwithstanding anything herein to the contrary, neither the Merging

Fund nor the Surviving Fund may waive the conditions set forth in this
Section 8.1;

   8.2. On the Closing Date, no action, suit or other proceeding shall be pending or, to the Merging Fund's or the Surviving Fund's knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement, the transactions contemplated herein;

   8.3. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities and national securities exchanges for purposes of listing shares of the Funds, deemed necessary by the Surviving Fund or the Merging Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Surviving Fund or the Merging Fund, provided that either party hereto may for itself waive any of such conditions;

   8.4. The N-14 Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or known to be contemplated under the 1933 Act; and

   8.5. The Merging Fund and the Surviving Fund shall have received on or before the Closing Date an opinion of Stradley Ronon Stevens & Young, LLP ("Stradley Ronon") in form and substance reasonably acceptable to the Merging Fund and the Surviving Fund, as to the matters set forth on Schedule 8.5. In rendering such opinion, Stradley Ronon may request and rely upon representations contained in certificates of officers of the Merging Fund, the Surviving Fund, IAI and others, and the officers of the Merging Fund, the Surviving Fund and IAI shall use their best efforts to make available such truthful certificates.

   8.6. If the Merging Fund has outstanding Merging Fund Preferred Shares, the Merging Fund and the Surviving Fund shall have received on or before the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden") in form and substance reasonably acceptable to the Merging Fund and the Surviving Fund, as to the matters set forth on Schedule 8.6. In rendering such opinion, Skadden may request and rely upon representations contained in certificates of officers of the Merging Fund, the Surviving Fund, IAI and others, and the officers of the Merging Fund, the Surviving Fund and IAI shall use their best efforts to make available such truthful certificates.

   8.7. The shareholders of each of the Merging Fund and the Surviving Fund shall have approved the Redomestication of such fund to a Delaware statutory trust, as described in the proxy materials related to such Redomestication (including the N-14 Registration Statement), and each such Redomestication shall have been consummated.

9. FEES AND EXPENSES

   9.1. Each Fund will bear its expenses relating to its Merger provided that
1) the Fund is expected to recoup those costs within 24 months following the Merger as a result of reduced total annual fund operating expenses based on estimates prepared by the Adviser and discussed with the Board and 2) the Fund's total annual fund operating expenses did not exceed the expense limit under the expense limitation arrangement in place with IAI at the time such expenses were discussed with the Board. The Fund will bear these expenses regardless of whether its Merger is consummated, subject to any expense limitation arrangement in place with IAI. IAI will bear the Merger costs of any Fund that does not meet the foregoing threshold.

10. FINALTAX RETURNS AND FORMS 1099 OF MERGING FUND

   10.1. After the Closing Date, except as otherwise agreed to by the parties, the Merging Fund shall or shall cause its agents to prepare any federal, state or local tax Returns, including any Forms 1099, required to be filed by the Merging Fund with respect to its final taxable year ending on the Closing Date and for any prior periods or taxable years and shall further cause such tax Returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

11. ENTIREAGREEMENT; SURVIVAL OF WARRANTIES AND COVENANTS

   11.1. The representations, warranties and covenants of the Funds and IAI contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder; provided that the covenants to be performed after the Closing shall survive the Closing. The representations, warranties and covenants of each Predecessor Fund contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the Redomestication of such Predecessor Fund.

12. TERMINATION

   With respect to each Merger, this Agreement may be terminated and the transactions contemplated hereby may be abandoned (i) by mutual agreement of the Merging Fund and the corresponding Surviving Fund, (ii) by the Merging Fund if any condition of the Surviving Fund's obligations set forth in this Agreement has not been fulfilled or waived by the Merging Fund, or (iii) by the Surviving Fund if any condition of the Merging Fund's obligations set forth in this Agreement has not been fulfilled or waived by the Surviving Fund, notwithstanding approval thereof by such Funds' shareholders, if circumstances should develop that, in such parties judgment, make proceeding with this Agreement inadvisable.

13. AMENDMENTS

   This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; provided, however, that following the approval of this Agreement by shareholders of a Merging Fund and/or its corresponding Surviving Fund, no such amendment may have the effect of changing the provisions for determining the number of Surviving Fund shares to be paid to that Merging Fund's shareholders under this Agreement to the detriment of such Merging Fund shareholders or shall otherwise materially amend the terms of this agreement without their further approval.

14. HEADINGS;GOVERNING LAW; COUNTERPARTS; ASSIGNMENT; LIMITATION OF LIABILITY

   14.1. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   14.2. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal law, without regard to its principles of conflicts of laws.

   14.3. This Agreement shall bind and inure with respect to each Merger to the benefit of the parties to the Merger and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any such party without the written consent of the other parties to such Merger. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties with respect to such Merger and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

   14.4. This agreement may be executed in any number of counterparts, each of which shall be considered an original.

   14.5. It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of their respective directors or trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the property of the applicable Merging Fund or the applicable Surviving Fund as provided in the Governing Documents of the Merging Fund or the Agreement and Declaration of Trust of the Surviving Fund, respectively. The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of such party.

   14.6. Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by fax or certified mail addressed to the Merging Fund and the Surviving Fund, each at 1555 Peachtree Street, N.E. Atlanta, GA 30309, Attention: Secretary, fax number 404-962-8357.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be approved on behalf of the Surviving Fund and Merging Fund.

INVESCO ADVISERS, INC.                     INVESCO VALUE MUNICIPAL INCOME TRUST,
                                           INVESCO VALUE MUNICIPAL BOND TRUST, INVESCO
By:  /s/ John M. Zerr                      VALUE MUNICIPAL SECURITIES, INVESCO VALUE
     -------------------------------
     Name:  John M. Zerr                   MUNICIPAL TRUST, INVESCO MUNICIPAL INCOME
     Title:  Senior Vice President         OPPORTUNITIES TRUST, INVESCO MUNICIPAL
                                           INCOME OPPORTUNITIES TRUST II, INVESCO
                                           MUNICIPAL INCOME OPPORTUNITIES TRUST III,
                                           INVESCO QUALITY MUNICIPAL INCOME TRUST,
                                           INVESCO QUALITY MUNICIPAL INVESTMENT TRUST,
                                           INVESCO QUALITY MUNICIPAL SECURITIES, INVESCO
                                           VAN KAMPEN CALIFORNIA VALUE MUNICIPAL
                                           INCOME TRUST, INVESCO CALIFORNIA MUNICIPAL

                                             INCOME TRUST, INVESCO CALIFORNIA
                                             QUALITY MUNICIPAL SECURITIES,
                                             INVESCO CALIFORNIA MUNICIPAL
                                             SECURITIES, INVESCO VAN KAMPEN
                                             HIGH INCOME TRUST II, INVESCO HIGH
                                             YIELD INVESTMENTS FUND, INC.,
                                             INVESCO VAN KAMPEN MUNICIPAL
                                             OPPORTUNITY TRUST, INVESCO
                                             MUNICIPAL PREMIUM INCOME TRUST,
                                             INVESCO VAN KAMPEN SELECT SECTOR
                                             MUNICIPAL TRUST, INVESCO VAN
                                             KAMPEN TRUST FOR VALUE MUNICIPALS,
                                             INVESCO VAN KAMPEN TRUST FOR
                                             INVESTMENT GRADE NEW YORK
                                             MUNICIPALS, INVESCO NEW YORK
                                             QUALITY MUNICIPAL SECURITIES,
                                             INVESCO VAN KAMPEN MUNICIPAL
                                             TRUST, INVESCO VAN KAMPEN
                                             MASSACHUSETTS VALUE MUNICIPAL
                                             INCOME TRUST, INVESCO VAN KAMPEN
                                             OHIO QUALITY MUNICIPAL TRUST, AND
                                             INVESCO VAN KAMPEN TRUST FOR
                                             INVESTMENT GRADE NEW JERSEY
                                             MUNICIPALS

                                             By:  /s/ John M. Zerr
                                                  ------------------------------
                                                  Name:  John M. Zerr
                                                  Title:  Senior Vice President

                                                               Sub-Item 77Q1(g)

                                   EXHIBIT A

                               CHART OF MERGERS

                                       CORRESPONDING MERGING FUND (AND SHARE
 SURVIVING FUND (AND SHARE CLASSES)                  CLASSES)
 ----------------------------------    -------------------------------------
INVESCO VALUE MUNICIPAL INCOME TRUST   INVESCO VALUE MUNICIPAL BOND TRUST
   Common Shares                            Common Shares
   Preferred Shares                         Preferred Shares
INVESCO VALUE MUNICIPAL INCOME TRUST   INVESCO VALUE MUNICIPAL SECURITIES
   Common Shares                            Common Shares
INVESCO VALUE MUNICIPAL INCOME TRUST   INVESCO VALUE MUNICIPAL TRUST
   Common Shares                            Common Shares
   Preferred Shares                         Preferred Shares
INVESCO MUNICIPAL INCOME               INVESCO MUNICIPAL INCOME
OPPORTUNITIES TRUST                    OPPORTUNITIES TRUST II
   Common Shares                            Common Shares
INVESCO MUNICIPAL INCOME               INVESCO MUNICIPAL INCOME
OPPORTUNITIES TRUST                    OPPORTUNITIES TRUST III
   Common Shares                            Common Shares
INVESCO QUALITY MUNICIPAL INCOME       INVESCO QUALITY MUNICIPAL INVESTMENT
TRUST                                  TRUST
   Common Shares                            Common Shares
   Preferred Shares                         Preferred Shares
INVESCO QUALITY MUNICIPAL INCOME
TRUST                                  INVESCO QUALITY MUNICIPAL SECURITIES
   Common Shares                            Common Shares
   Preferred Shares                         Preferred Shares
INVESCO VAN KAMPEN CALIFORNIA VALUE    INVESCO CALIFORNIA MUNICIPAL INCOME
MUNICIPAL INCOME TRUST                 TRUST
   Common Shares                            Common Shares
   Preferred Shares                         Preferred Shares
INVESCO VAN KAMPEN CALIFORNIA VALUE    INVESCO CALIFORNIA QUALITY MUNICIPAL
MUNICIPAL INCOME TRUST                 SECURITIES
   Common Shares                            Common Shares
   Preferred Shares                         Preferred Shares
INVESCO VAN KAMPEN CALIFORNIA VALUE    INVESCO CALIFORNIA MUNICIPAL
MUNICIPAL INCOME TRUST                 SECURITIES
   Common Shares                            Common Shares
INVESCO VAN KAMPEN HIGH INCOME         INVESCO HIGH YIELD INVESTMENTS FUND,
TRUST II                               INC.
   Common Shares                            Common Shares
INVESCO VAN KAMPEN MUNICIPAL
OPPORTUNITY TRUST                      INVESCO MUNICIPAL PREMIUM INCOME TRUST
   Common Shares                            Common Shares
   Preferred Shares                         Preferred Shares

                                       CORRESPONDING MERGING FUND (AND SHARE
 SURVIVING FUND (AND SHARE CLASSES)                  CLASSES)
 ----------------------------------    -------------------------------------
INVESCO VAN KAMPEN MUNICIPAL           INVESCO VAN KAMPEN SELECT SECTOR
OPPORTUNITY TRUST                      MUNICIPAL TRUST
   Common Shares                            Common Shares
   Preferred Shares                         Preferred Shares
INVESCO VAN KAMPEN MUNICIPAL           INVESCO VAN KAMPEN TRUST FOR VALUE
OPPORTUNITY TRUST                      MUNICIPALS
   Common Shares                            Common Shares
   Preferred Shares                         Preferred Shares
INVESCO VAN KAMPEN TRUST FOR           INVESCO NEW YORK QUALITY MUNICIPAL
INVESTMENT GRADE NEW YORK MUNICIPALS   SECURITIES
   Common Shares                            Common Shares
   Preferred Shares                         Preferred Shares
INVESCO VAN KAMPEN MUNICIPAL TRUST     INVESCO VAN KAMPEN MASSACHUSETTS
                                       VALUE MUNICIPAL INCOME TRUST
   Common Shares                            Common Shares
   Preferred Shares                         Preferred Shares
INVESCO VAN KAMPEN MUNICIPAL TRUST     INVESCO VAN KAMPEN OHIO QUALITY
                                       MUNICIPAL TRUST
   Common Shares                            Common Shares
   Preferred Shares                         Preferred Shares
INVESCO VAN KAMPEN MUNICIPAL TRUST     INVESCO VAN KAMPEN TRUST FOR
                                       INVESTMENT GRADE NEW JERSEY MUNICIPALS
   Common Shares                            Common Shares
   Preferred Shares                         Preferred Shares

SCHEDULE 8.5

                                  TAX OPINION

   (i) The acquisition by Surviving Fund of all of the assets of Merging Fund in exchange for Surviving Fund shares and the assumption of the liabilities of Merging Fund through a statutory merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code and the Surviving Fund and Merging Fund will each be a "party to a reorganization" within the meaning of
Section 368(b) of the Code.

   (ii) No gain or loss will be recognized by Merging Fund on the transfer of its assets to, and the assumption of Merging Fund liabilities by, Surviving Fund in exchange for Surviving Fund shares pursuant to Sections 361(a) and 357(a) of the Code.

   (iii) No gain or loss will be recognized by Surviving Fund on the receipt of the Merging Fund assets in exchange for Surviving Fund shares and the assumption by Surviving Fund of any liabilities of Merging Fund pursuant to
Section 1032(a) of the Code.

   (iv) No gain or loss will be recognized by Merging Fund upon the distribution of Surviving Fund shares to the shareholders of Merging Fund pursuant to Section 361(c) of the Code.

   (v) The tax basis of the Merging Fund assets received by the Surviving Fund will be the same as the tax basis of such assets in the hands of the Merging Fund immediately prior to the transfer pursuant to Section 362(b) of the Code.

   (vi) The holding periods of the Merging Fund assets in the hands of the Surviving Fund will include the periods during which such assets were held by the Merging Fund pursuant to Section 1223(2) of the Code.

   (vii) No gain or loss will be recognized by the shareholders of Merging Fund on the receipt of Surviving Fund shares solely in exchange for Surviving Fund shares pursuant to Section 354(a)(1) of the Code.

   (viii) The aggregate tax basis in Surviving Fund shares received by a shareholder of the Merging Fund will be the same as the aggregate tax basis of Merging Fund shares surrendered in exchange therefor pursuant to
Section 358(a)(1) of the Code.

   (ix) The holding period of Surviving Fund shares received by a shareholder of the Merging Fund will include the holding period of the Merging Fund shares surrendered in exchange therefor, provided that the shareholder held Merging Fund shares as a capital asset on the Closing Date pursuant to Section 1223(1) of the Code.

   (x) For purposes of Section 381 of the Code, the Surviving Fund will succeed to and take into account, as of the date of the transfer as defined in
Section 1.381(b)-1(b) of the income tax regulations issued by the United States Department of the Treasury (the "Income Tax Regulations"), the items of the Merging Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Income Tax Regulations thereunder.

   The foregoing opinion may state that no opinion is expressed as to the effect of the Merger on a Merging Fund, Surviving Fund or any Merging Fund Shareholder with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

SCHEDULE 8.6

                            PREFERRED SHARE OPINION

The VMTP Shares issued by the Surviving Fund in the Merger in exchange for Merging Fund VMTP Shares will be treated as equity of the Surviving Fund for U.S. federal income tax purposes.

                                                               Sub-Item 77Q1(e)

                         INVESTMENT ADVISORY AGREEMENT

   THIS AGREEMENT is made this 27th day of August, 2012, by and between Invesco Municipal Income Opportunities Trust, a Delaware statutory trust (the "Trust"), and Invesco Advisers, Inc., a Delaware corporation (the "Adviser").

RECITALS

   WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company;

   WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as an investment adviser and engages in the business of acting as an investment adviser;

   WHEREAS, the Trust and the Adviser desire to enter into an agreement to provide for investment advisory services to the Trust upon the terms and conditions hereinafter set forth;

   NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

      1. Advisory Services. The Adviser shall act as investment adviser for the Trust and shall, in such capacity, supervise all aspects of the Trust's operations, including the investment and reinvestment of cash, securities or other properties comprising the Trust's assets, subject at all times to the policies and control of the Board of Trustees. The Adviser shall give the Trust the benefit of its best judgment, efforts and facilities in rendering its services as investment adviser.

      2. Investment Analysis and Implementation. In carrying out its obligations under Section 1 hereof, the Adviser shall:

          (a) supervise all aspects of the operations of the Trust;

          (b) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Trust, and whether concerning the individual issuers whose securities are included in the assets of the Trust or the activities in which such issuers engage, or with respect to securities which the Adviser considers desirable for inclusion in the Trust's assets;

          (c) determine which issuers and securities shall be represented in the Trust's investment portfolios and regularly report thereon to the Board of Trustees;

          (d) formulate and implement continuing programs for the purchases and sales of the securities of such issuers and regularly report thereon to the Board of Trustees; and

          (e) take, on behalf of the Trust, all actions which appear to the Trust necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including but not limited to the placing of orders for the purchase and sale of securities for the Trust.

      3. Securities Lending Duties and Fees. The Adviser agrees to provide the following services in connection with the securities lending activities of the Trust: (a) oversee participation in the securities lending program to ensure compliance with all applicable regulatory and investment guidelines;
   (b) assist the securities lending agent or principal (the "Agent") in determining which specific securities are available for loan; (c) monitor the Agent to ensure that securities loans are effected in accordance with the Adviser's instructions and with procedures adopted by the Board of Trustees; (d) prepare appropriate periodic reports for, and seek appropriate approvals from, the Board of Trustees with respect to securities lending activities; (e) respond to Agent inquiries; and (f) perform such other duties as necessary.

      As compensation for such services provided by the Adviser in connection with securities lending activities, the Trust shall pay the Adviser a fee equal to 25% of the net monthly interest or fee income retained or paid to the Trust from such activities.

      4. Delegation of Responsibilities. The Adviser is authorized to delegate any or all of its rights, duties and obligations under this Agreement to one or more sub-advisors, and may enter into agreements with sub-advisers, and may replace any such sub-advisors from time to time in its discretion, in accordance with the 1940 Act, the Advisers Act, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the Securities and Exchange Commission ("SEC"), and if applicable, exemptive orders or similar relief granted by the SEC and upon receipt of approval of such sub-advisors by the Board of Trustees and by shareholders (unless any such approval is not required by such statutes, rules, regulations, interpretations, orders or similar relief).

      5. Independent Contractors. The Adviser and any sub-advisors shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed to be an agent of the Trust.

      6. Control by Board of Trustees. Any investment program undertaken by the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Adviser on behalf of the Trust, shall at all times be subject to any directives of the Board of Trustees.

      7. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Advisor shall at all times conform to:

          (a) all applicable provisions of the 1940 Act and the Advisers Act and any rules and regulations adopted thereunder;

          (b) the provisions of the registration statement of the Trust, as the same may be amended from time to time under the Securities Act of 1933 and the 1940 Act;

          (c) the provisions of the Trust's Declaration of Trust, as the same may be amended from time to time;

          (d) the provisions of the by-laws of the Trust, as the same may be amended from time to time; and

          (e) any other applicable provisions of state, federal or foreign law.

      8. Broker-Dealer Relationships. The Adviser is responsible for decisions to buy and sell securities for the Funds, broker-dealer selection, and negotiation of brokerage commission rates.

          (a) The Adviser's primary consideration in effecting a security transaction will be to obtain the best execution.

          (b) In selecting a broker-dealer to execute each particular transaction, the Adviser will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and the difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Trust on a continuing basis. Accordingly, the price to the Trust in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the fund execution services offered.

          (c) Subject to such policies as the Board of Trustees may from time to time determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a broker or dealer that provides brokerage and research services to the Adviser an amount of commission for effecting a fund investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Trust and to other clients of the Adviser as to which the Adviser exercises investment discretion. The Adviser is further authorized to allocate the orders placed by it on behalf of the Trust to such brokers and dealers who also provide research or statistical material, or other services to the Trust, to the Adviser, or to any sub-advisor. Such allocation shall be in such amounts and proportions as the Adviser shall determine and the Adviser will report on said allocations regularly to the Board of Trustees indicating the brokers to whom such allocations have been made and the basis therefor.

          (d) With respect to the Trust, to the extent the Adviser does not delegate trading responsibility to one or more sub-advisors, in making decisions regarding broker-dealer relationships, the Adviser may take into consideration the recommendations of any sub-advisor appointed to provide investment research or advisory services in connection with the Trust, and may take into consideration any research services provided to such sub-advisor by broker-dealers.

          (e) Subject to the other provisions of this Section 8, the 1940 Act, the Securities Exchange Act of 1934, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the SEC, any exemptive orders issued by the SEC, and any other applicable provisions of law, the Adviser may select brokers or dealers with which it or the Trust are affiliated.

      9. Compensation. The compensation that the Trust shall pay the Adviser is set forth in Appendix I attached hereto.

      10. Expenses of the Trust. All of the ordinary business expenses incurred in the operations of the Trust and the offering of their shares shall be borne by the Trust unless specifically provided otherwise in this Agreement. These expenses borne by the Trust include but are not limited to brokerage commissions, taxes, legal, accounting, auditing, or governmental fees, the cost of preparing share certificates, custodian, transfer and shareholder service agent costs, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustees and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Funds in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Trust's shareholders.

      11. Services to Other Companies or Accounts. The Trust understands that the Adviser now acts, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as investment manager or adviser to other investment companies, including any offshore entities, or accounts, and the Trust has no objection to the Adviser so acting, provided that whenever the Trust and one or more other investment companies or accounts managed or advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Trust recognizes that in some cases this procedure may adversely affect the size of the positions obtainable and the prices realized for the Funds.

      12. Non-Exclusivity. The Trust understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. The Trust further understands and agrees that officers or directors of the Adviser may serve as officers or trustees of the Trust, and that officers or trustees of the Trust may serve as officers or directors of the Adviser to the extent permitted by law; and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

      13. Effective Date, Term and Approval. This Agreement shall become effective with respect to the Trust, if approved by the shareholders of the Trust, on the date indicated above. If so approved, this Agreement shall thereafter continue in force and effect until two years after the date indicated above, and may be continued from year to year thereafter, provided that the continuation of the Agreement is specifically approved at least annually:

          (a) (i) by the Board of Trustees or (ii) by the vote of "a majority of the outstanding voting securities" of the Trust (as defined in Section 2(a)(42) of the 1940 Act); and

          (b) by the affirmative vote of a majority of the trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

      14. Termination. This Agreement may be terminated as to the Trust at any time, without the payment of any penalty, by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust, or by the Adviser, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in
   Section 2(a)(4) of the 1940 Act.

      15. Amendment. No amendment of this Agreement shall be effective unless it is in writing and signed by the party against which enforcement of the amendment is sought.

      16. Liability of Adviser and Trust. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser or any of its officers, directors or employees, the Adviser shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

      17. Liability of Shareholders. Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Trust individually but are binding only upon the assets and property of the Trust and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as shareholders of private corporations for profit.

      18. Notices. Any notices under this Agreement shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Adviser shall be 1555 Peachtree Street, N.E., Atlanta, Georgia 30309.

      19. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Subject to the foregoing, this Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Texas.

      20. License Agreement. The Trust shall have the non-exclusive right to use the name "Invesco" to designate any current or future series of shares only so long as Invesco Advisers, Inc. serves as investment manager or adviser to the Trust with respect to such series of shares.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

                                          INVESCO MUNICIPAL INCOME
                                             OPPORTUNITIES TRUST

Attest:

/s/ Peter A. Davidson           By:     /s/ John M. Zerr
-----------------------                 --------------------------------------
 Assistant Secretary            Name:   John M. Zerr
(SEAL)                          Title:  Senior Vice President

Attest:                                    INVESCO ADVISERS, INC.

/s/ Peter A. Davidson           By:     /s/ John M. Zerr
-----------------------                 --------------------------------------
 Assistant Secretary            Name:   John M. Zerr
(SEAL)                          Title:  Senior Vice President

                                  APPENDIX I
                          COMPENSATION TO THE ADVISER

The Trust shall pay the Adviser, out of its assets, as full compensation for all services rendered, an advisory fee for the Trust set forth below.

 TRUST                                               ANNUAL RATE
 -----                                               -----------
 Invesco Municipal Income                 0.50% as a percentage of average
 Opportunities Trust                              weekly net assets